As filed with the Securities and Exchange Commission
                              on January 6, 1995             File No. 33-

_________________________________________________________________________
_________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ____________________________


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                         _____________________________


                                STEPAN COMPANY
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                               36-1823834
     (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

         22 West Frontage Road
         Northfield, Illinois                           60093
(Address of Principal Executive Offices)             (Zip Code)



                            1992 Stock Option Plan
                           (Full Title of the Plan)


                             Jeffrey W. Bartlett
             Vice President, General Counsel and Corporate Secretary
                                 Stepan Company
                             22 West Frontage Road
                           Northfield,Illinois  60093
                     (Name and Address of Agent For Service)

                                (708) 446-7500
         (Telephone Number, Including Area Code, of Agent For Service)
                          ___________________________

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                                        Proposed
                                       Proposed         Maximum
                                       Maximum          Aggregate   Amount
Title of Securities     Amount to be   Offering Price   Offering    Registration
  to be Registered      Registered     Per Share*       Price*      Fee
_______________________________________________________________________________

Common Stock, par
value $1.00
per share...            1,595,600       $ 14.625      $ 23,335,650   $ 8,046.78.
________________________________________________________________________________


* Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on December 30, 1994.

_______________________________________________________________________________




                                    PART II


                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by Stepan Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-4462, are incorporated by reference herein and shall be deemed to be a part hereof:

      (a)   The Company's Report on Form 10-K for the year ended December 31,
            1993.

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

      (c)   Current Report on Form 8-K, dated November 11, 1994.

      (d) The description of Common Stock included in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law and Article X of the Company's By-laws provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the Company has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

Item 9.  Undertakings.

      The undersigned registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on this 30th day of December, 1994.

                                          STEPAN COMPANY

                                          By: /s/ Jeffrey W. Bartlett
                                          _____________________________________
                                                Jeffrey W. Bartlett
                                                Vice President, General Counsel
                                                and Corporate Secretary

       Each person whose signature appears below hereby constitutes and appoints F. Quinn Stepan, Walter J. Klein and Jeffrey W. Bartlett, and each of them individually, the true and lawful attorney- or attorneys-attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 30th day of December, 1994.

                      Signature                                 Title
                     ___________                               _______

/s/ F. Quinn Stepan               Chairman, President, Chief Executive Officer
F. Quinn Stepan                   and Director

/s/ James J. Gavin, Jr.
James J. Gavin, Jr.               Director

/s/ Thomas F. Grojean
Thomas F. Grojean                 Director

/s/ James A. Hartlage
James A. Hartlage                 Senior Vice President - Technology and
                                  Director

/s/ Walter J. Klein               Vice President - Finance, Principal
Walter J. Klein                   Financial and Accounting Officer

/s/ Paul H. Stepan
Paul H. Stepan                    Director

/s/ Robert D. Cadieux
Robert D. Cadieux                 Director




                                 EXHIBIT INDEX

  Exhibit                                                           Sequential
  Number                     Description of Exhibit                 Page Number
- -----------                  -----------------------                -----------

(4)i Copy of Revolving Credit and Term Loan Agreement dated February 20, 1990, with The First National Bank of Chicago and the amendment dated
                   March 21, 1990 (incorporated by
                   reference to the Company's Form 10-K for the year ended December 31, 1989)

(4)m               Copy of Second Amendment dated September 20,
                   1991, amending Revolving Credit and Term
                   Loan Agreement dated February 20, 1990
                   (see (4)i above)(incorporated by reference to the Company's Form 10-K for the year ended
                   December 31, 1991)

(4)m(1) Copy of Third Amendment dated December 29, 1992, amending Revolving Credit and Term Loan Agreement dated February 20, 1990 (see (4)i and (4)m above) (incorporated by reference to the Company's
                   Form 10-K for the year ended December 31, 1992)

(4)n(1) Copy of Certificate of Designation, Preferences and Rights of the 5 1/2% Convertible
                   Preferred Stock, without Par Value
                   and the Amended Certificate dated August 12,
                   1992 and April 28, 1993 (incorporated by reference to the Company's Form
                   8-K filed on April 28, 1993)

(4)n(2) Copy of Issuer Tender Offer on Schedule 13E-4 dated August 13, 1992 (incorporated by reference to the Company's Form
                   10-Q for the quarter ended September 30, 1992)

(4)n(3)            Copy of Amendment No. 1 to Schedule 13E-4
                   (see also (4)n(2)  above) dated September 23,
                   1992 (incorporated by reference to the
                   Company's Form 10-Q for the quarter ended
                   September 30, 1992)

(4)o Copy of 1992 Stock Option Plan (incorporated by reference to the Company's Proxy Statement for the 1992 Annual Meeting of Stockholders)

                   In accordance with 601(b)(4)(iii) of
                   Regulation S-K, certain debt instruments are omitted, where the amount of securities authorized under such instruments does not exceed 10% of the total consolidated assets of the Registrant. Copies of such instruments will be furnished to the Commission upon request.

5                  Opinion of Mayer, Brown & Platt   . . . . . .               7

23(a)              Consent of Mayer, Brown & Platt (included in
                   Exhibit 5). . . . . . . . . . . . . . . . . .

23(b)              Consent of Arthur Andersen LLP . . . . . . .                8

24 Powers of Attorney (included on the signature page of the registration statement)






                                                            Exhibit 5
                                                            _________

                                January 5, 1995


Stepan Company
22 West Frontage Road
Northfield, Illinois  60093

Re:                Common Stock, $1.00 par value per share
                   ______________________________________



Ladies and Gentlemen:

                   We have acted as securities counsel to Stepan Company, a Delaware corporation (the "Company"), in connection with the adoption of its 1992 Stock Option Plan (the "Plan"). We are familiar with the corporate proceedings relative to the adoption of the Plan and the issuance of shares pursuant to the Plan, and we have examined such records and documents as we considered necessary for the purposes of this opinion.

                   Based upon the foregoing, it is our opinion that the shares of Common Stock, $1.00 par value per share, of the Company issuable pursuant to the Plan have been validly authorized and, when sold pursuant to the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

                   We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 registering the shares issuable pursuant to the Plan.

                                                     Very truly yours,
                                                     /s/ Mayer, Brown & Platt
                                                      MAYER, BROWN & PLATT



                                                            Exhibit 23(b)

                              ARTHUR ANDERSEN LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  ___________________________________________


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 11, 1994 included in Stepan Company's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

                                                       /s/ Arthur Andersen LLP